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                                  EXHIBIT 23.1

                             Consent of Accountants
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(Kirkland, Russ, Murphy & Tapp Logo)
Certified Public Accountants
13577 Feather Sound Drive, Ste 400
Clearwater, Florida 33762-5539
(727) 572-1400 Fax (727) 571-1933
Internet: www.KRMTCPA.com
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                       Consent of Independent Accountants

We consent to the incorporation by reference to this Registration Statement of BBJ Environmental Technologies, Inc. on Form S-8 of our report dated March 1, 2002 appearing in the Annual Report of Form 10-KSB of BBJ Environmental Technologies, Inc. for the year ended December 31, 2001.


/s/ KIRKLAND, RUSS, MURPHY & TAPP P.A.

March 27, 2002
Clearwater, Florida